Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet combines the consolidated historical balance sheet of Format, Inc. and the consolidated historical balance sheet of The W Group, Inc., a Delaware corporation (“The W Group”) as of December 31, 2010, following the completion of a reverse merger transaction (the “Reverse Merger”), in which PSI Merger Sub, Inc., (“Merger Sub”) a Delaware corporation that was newly-created as a wholly-owned subsidiary of Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Company”) merged with and into The W Group, and The W Group remained as the surviving corporation of the Reverse Merger, becoming a wholly-owned subsidiary of the Company. Concurrent with the closing of the Reverse Merger, the Company completed a private placement (“Private Placement”) of shares of its newly designated Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock for gross proceeds of $18,000,000 and the Company completed the refinancing of its bank debt (“Bank Refinancing”). The pro forma combined balance sheet presented herein reflects the effects of the Reverse Merger, Private Placement and Bank Refinancing (collectively the “Transactions”) as if they had been consummated on December 31, 2010. The following unaudited pro forma combined statements of operations combine the historical statements of operations of Format, Inc. and The W Group for the year ended December 31, 2010, giving effect to the Transactions, as if they had occurred on January 1, 2010.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Transactions. The unaudited pro forma combined financial statements were prepared using the historical financial statements of Format, Inc. and The W Group as of and for the year ended December 31, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Transactions, factually supportable. Additionally, the pro forma adjustments related to the statement of operations are expected to have a continuing impact on the combined results and are based on available data and certain assumptions that we believe are reasonable.

The following information should be read in conjunction with the pro forma combined financial statements.

•	Accompanying notes to the unaudited pro forma combined financial statements

•	Separate historical financial statements of Format, Inc. for the year ended December 31, 2010 as filed in its annual report on Form 10-K with the Securities and Exchange Commission

•	Separate historical financial statements of The W Group for the year ended December 31, 2010 included as Exhibit 99.1 to this Current Report on Form 8-K

The unaudited pro forma combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined financial statements were prepared using the reverse acquisition application of the acquisition method of accounting as described in ASC 805-40-05-2, with The W Group treated as the acquiror for U.S. GAAP accounting and financial reporting purposes. Accordingly, the unaudited pro forma combined financial statements are presented as a continuation of The W Group’s financial statements with an adjustment to reflect the issued equity capital of the former Format, Inc., the legal parent, including the equity issued by the Company to effect the business combination.

UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

OF

POWER SOLUTIONS INTERNATIONAL, INC.

DECEMBER 31, 2010

(Dollar amounts in thousands, except per share data)

					Power Solutions
	Historical		Pro Forma		International
	The W Group, Inc.	Format Inc.	Adjustments	Notes	Combined
ASSETS
CURRENT ASSETS
Cash	$—	$48	$(360)	a	$—
			(48)	b
			18,000	d
			(4,183)	f
			(7,738)	g
			(5,345)	g
			(374)	h
Accounts receivable, net	16,282	—	—		16,282
Inventories	32,168	—	—		32,168
Prepaid expenses	1,028	2	(220)	i	935
			125	h

Deferred income taxes	687	—	—		687

Total current assets	50,165	50	(143)		50,072

PROPERTY AND EQUIPMENT, NET	2,883	4	—		2,887
OTHER NONCURRENT ASSETS	2,305	—	(338)	i	2,216
			249	h

TOTAL ASSETS	$55,353	$54	$(232)		$55,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$529	$—	$—		$529
Income taxes payable	619	1	(1)	b	513
			(106)	j

Current maturities of long-term debt and capital lease obligations	2,226	—	(2,095)	g	131

Line of credit	21,633	—	(5,345)	g	16,288

Accounts payable	16,681	87	(87)	b	16,681
Due to related party	—	116	(116)	a	—
Accrued liabilities	2,211	43	(43)	a	2,211

Total current liabilities	43,899	247	(7,793)		36,353

LONG-TERM OBLIGATIONS
Deferred income taxes	233	—	—		233
Private Placement warrants	—	—	2,888	e	2,888
Long-term debt and capital lease obligations, net of current maturities	5,676	—	(5,643)	g	33
Deferred revenue	189	—	—		189

Total Liabilities	49,997	247	(10,548)		39,696

SHAREHOLDERS’ EQUITY
Series A Convertible Preferred Stock, $.001 par value: 114,000 shares authorized; 113,960.90289 shares issued and outstanding			—	c	11,201
			18,000	d
			(2,888)	e
			(399)	f
			(3,512)	f

Common stock, $0.0001 par value: 3,500,0000 shares authorized; 1,444,444 shares issued and outstanding	—	—	—		—
Common stock: $.001 par value 50,000,000 issued and 10,770,083 outstanding		4	(3)	a	11
			10	c

Roth Warrant			399	f	399

Additional paid-in capital	7	38	(30)	a	5
			(10)	c

Retained earnings (accumulated deficit)	5,349	(235)	(168)	a	3,863
			40	b
			(671)	f
			(558)	i
			106	j

	5,356	(193)	10,316		15,479

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,353	$54	$(232)		$55,175

UNAUDITED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

OF

POWER SOLUTIONS INTERNATIONAL, INC.

YEAR ENDED DECEMBER 31, 2010

(Dollar amounts in thousands in per share data)

					Pre-Reverse Split	Post Reverse Split
	Historical		Pro Forma		Combined	Combined
	The W Group, Inc.	Format, Inc.	Adjustments	Notes	Pro Forma	Pro Forma

Net sales	$100,521	$78	$—		$100,599	$100,599
Cost of sales	83,894	—	—		83,894	83,894

Gross profit	16,627	78	—		16,705	16,705

Operating expenses
Engineering	3,846	—	—		3,846	3,846
Selling and service	5,465	—	—		5,465	5,465
General administrative	3,250	104	—		3,354	3,354

Operating expenses	12,561	104			12,665	12,665

Operating income (loss)	4,066	(26)	—		4,040	4,040

Interest expense	2,131	—	(563)	k	648	648
			(824)	k
			(220)	l
			124	l
Other income	—	1			1	1
Other expense	—	—			—	—

Income (loss) before income taxes	1,935	(25)	1,483		3,393	3,393

Income tax provision	366	1	280	m	647	647

Net income (loss)	$1,569	$(26)	$1,203		$2,746	$2,746

Undistributed earnings (loss) (UEL)	$1,569	$(26)	$1,203		$2,746	$2,746

UEL allocable to Series A Convertible Preferred Shares				n	$2,652

UEL allocable to Common Shares				n	$94	$2,746

Weighted average preferred shares outstanding:
Basic				o	113,961	—

Diluted					113,961	—

Weighted average common shares outstanding:
Basic		3,770,083		p,q	10,770,083	9,833,307

Diluted		3,770,083			10,770,083	9,833,307

Undistributed Earnings (loss) per share - Basic
Series A Convertible Preferred Shares					$23.27

Common Shares					$0.01	$0.28

Undistributed Earnings (loss) per share - Diluted
Series A Convertible Preferred Shares					$23.27	$—

Common Shares					$0.01	$0.28

Preferred Shares, if converted		303,895,741	96.58%		$2,652

		314,665,824

Common Shares		10,770,083	3.42%		$94

		314,665,824

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

On April 29, 2011, Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Company”) completed a reverse merger transaction (the “Reverse Merger”) pursuant to an agreement and plan of merger (the “Merger Agreement”), in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of the Company (“Merger Sub”), merged with and into The W Group, Inc., a Delaware corporation (“The W Group”), and The W Group remained as the surviving corporation of the merger, becoming a wholly-owned subsidiary of the Company. As a result, the historical financial statements of The W Group constitute the historical financial statements of the merged companies. The transaction is considered to be a capital transaction and as such is the equivalent to the issuance of common stock by The W Group for the net monetary assets of Format, Inc. accompanied by a re-capitalization. For accounting purposes, The W Group is treated as the continuing reporting entity.

Concurrent with the closing of the Reverse Merger, pursuant to a purchase agreement (the “Purchase Agreement”), the Company completed a private placement (“Private Placement”) of shares of its newly designated Series A Convertible Preferred Stock, liquidation preference of $1,000 per share (“Company Preferred Stock”), together with warrants to purchase shares of the Company’s common stock (“Company Common Stock”), par value $0.001 per share (“Private Placement Warrants”), to accredited investors, receiving total gross proceeds of $18,000,000 at the closing of the Private Placement. The incremental costs of the transaction incurred by The W Group will be charged pro rata to equity and expenses based on the cash received and allocated between the Company Preferred Stock and the Private Placement Warrants. The transaction costs incurred by Format, Inc. (i.e., the Company prior to the closing of the Reverse Merger, which is also referred to herein as “Format”) will be expensed.

In connection with the Reverse Merger and the Private Placement, the Company entered in to a stock repurchase and debt satisfaction agreement (“Repurchase Agreement”) with Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the Reverse Merger, and his wife, Michelle Neely. The Company repurchased 3,000,000 shares of Format common stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Format common stock outstanding immediately prior to the Reverse Merger and the Private Placement (without giving effect to the 1-for-32 reverse stock split of the Company Common Stock to be consummated pursuant to the Purchase Agreement following the consummation of the Reverse Merger and the Private Placement (the “Reverse Split”)), and immediately thereafter these shares were cancelled, and Ryan Neely and Michelle Neely terminated all of their right, title and interest in and to, and released Format from any and all obligations it had with respect to, the loans made by Ryan Neely and Michelle Neely to Format (which as of December 31, 2010 was approximately $116,000), in exchange for a cash payment of $360,000. As part of the Repurchase Agreement, Ryan Neely also released Format from any other obligations owed to him which includes the balance of accrued liabilities on Format’s balance sheet of approximately $43,000.

The Reverse Merger and Private Placement occurred in a series of steps outlined below:

•

Pursuant to the Repurchase Agreement, the Company repurchased 3,000,000 shares of Format common stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Company Common Stock outstanding and immediately thereafter cancelled these shares.

•

At the closing of the Reverse Merger, the Company issued an aggregate of 10,000,000 shares of Company Common Stock and 95,960.90289 shares of Company Preferred Stock in exchange for all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group. The Company Common Stock and Company Preferred Stock each have a par value of $0.001 per share. No cash consideration arose relating to this exchange.

•

The Company received gross proceeds of $18,000,000 from the Private Placement of 18,000 shares of Company Preferred Stock and related Private Placement Warrants at a purchase price of $1,000 per share and related warrants. Each share of Company Preferred Stock is initially convertible into 2,666.666667 shares of Company Common Stock, subject to certain limitations, at an initial conversion price of $0.375 per share, subject to adjustment. The shares of Company Preferred Stock are initially convertible into an aggregate of 48,000,000 shares of Company Common Stock subject to certain limitations. For every share of Company Common Stock issuable upon conversion of Company Preferred Stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase initially one-half of a share of Company Common Stock at an initial exercise price of $0.40625, subject to certain adjustments. The Private Placement Warrants represent the right to purchase initially an aggregate of 24,000,000 shares of Company Common Stock, subject to limitations set forth in the Private Placement Warrants.

•

In connection with the Private Placement, the Company also issued to ROTH Capital Partners, LLC a warrant to purchase initially 3,360,000 shares of Company Common Stock, subject to certain limitations on exercise set forth in the Roth Warrant, at an initial exercise price of $.4125 per share, subject to adjustment.

•

Concurrent with the Reverse Merger and the Private Placement, The W Group repaid its outstanding obligations with its former lender, Fifth Third Bank (“Prior Credit Agreement”) and entered into a new credit agreement (“Credit Agreement”) with Harris N.A.

2.	Pro Forma Adjustments

There were no inter-company balances and transactions between Format, Inc. and The W Group as of the dates and for the periods of these pro forma combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Format, Inc. and The W Group filed consolidated tax returns during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Pro Forma Combined Balance Sheet Adjustments

a)	The terms of the Repurchase Agreement resulted in a cash payment to Ryan Neely of $360,000 to repurchase 3,000,000 shares of Company Common Stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Company Common Stock outstanding immediately prior to the Reverse Merger and the Private Placement (without giving effect to the Reverse Split), and immediately thereafter these shares were cancelled, and Ryan Neely and Michelle Neely terminated all of their right, title and interest in and to and released Format from any and all obligations it had with respect to, the loans made by Ryan Neely and Michelle Neely to Format (which as of December 31, 2010 approximated $116,000) and also released Format from any other obligations owed to him which includes the balance of accrued liabilities on Format’s balance sheet of approximately $43,000 at December 31, 2010.

b)	The remaining liabilities of Format as of December 31, 2010, which consisted of accounts payable were settled with the available cash on Format’s balance sheet.

c)	Pursuant to the Merger Agreement, in exchange for all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the Reverse Merger, the Company issued 10,000,000 shares of Company Common Stock and 95,960.90289 shares of Company Preferred Stock. The Company Common Stock and Company Preferred Stock each have a par value of $0.001 per share. No cash consideration arose from this exchange.

d)	The Company recorded gross proceeds of $18,000,000 from the Private Placement in which the Company issued 18,000 shares of Company Preferred Stock together with Private Placement Warrants at a price of $1,000 per share and related Warrants. The Private Placement Warrants are further described in Note e.

e)	Private Placement Warrants issued with the 18,000 shares of Company Preferred Stock have a fair value of $2,887,500. Certain attributes of these Private Placement Warrants, including certain reset provisions require the Company to record the warrants at fair value as a derivative liability. The value of the Private Placement Warrants was determined based upon an agreed-upon exercise price of the Private Placement Warrants; an agreed upon value of the Company Preferred Stock and Private Placement Warrants, in aggregate, by the accredited investors; and an assessment of the risk-free interest rate, anticipated volatility factor, and dividend yield all incorporated into the valuation using the Black-Scholes option pricing model.

f)	The transaction costs incurred in connection with the Private Placement consists of cash costs of approximately $4,183,000 and the issuance of the Roth Warrant (with a fair value of approximately $399,000) to purchase the shares of Company Common Stock. The cash costs consist of approximately $1,830,000 of deferred fees to the placement agent, $1,460,000 of legal and accounting fees, $830,000 of consulting fees, and approximately $63,000 in other expenses associated with the transaction. The fair value of the Roth Warrant was recorded as an adjustment between the Roth Warrant (classified as equity) and Preferred Stock. The cash transaction costs were allocated on a pro-rata basis between Preferred Stock (approximately $3,512,000) and the Private Placement Warrants (approximately $671,000). The amounts allocated to the Private Placement Warrants are adjusted in retained earnings as the amounts are to be expensed upon completion of the Private Placement.

g)	To reflect the repayment of approximately $5,638,000 and $2,100,000 of Term Note A and Term Note B and $5,345,000 of borrowings under the revolving line of credit of The W Group with a portion of the proceeds from the Private Placement.

h)	To reflect the payment of approximately $374,000 in loan issuance costs associated with the Company’s new Credit Agreement with Harris.

i)	To write off approximately $558,000 of unamortized loan fees associated with the repayment of the related term loans and revolving line of credit to Fifth Third Bank.

j)	To record the tax benefit associated with the write-off of the remaining Fifth Third loan fees described above, the Company recorded a tax benefit of approximately $106,000.

Pro Forma Combined Statement of Operations Adjustments

k)	To record the estimated interest expense reduction of approximately $824,000 arising from the application of the proceeds from the Private Placement to fully repay Term Note A and Term Note B and apply the remaining proceeds against the revolving line of credit as if these obligations had been repaid as of January 1, 2010. Additional interest expense reduction of approximately $563,000 was estimated as arising from an overall interest rate reduction of 2% attributable to the Bank Refinancing.

l)	To recognize approximately $124,000 of loan fee amortization associated with the Harris revolving line of credit. To eliminate approximately $220,000 of loan fee amortization associated with the Prior Credit Agreement.

m)	To record the estimated additional tax expense of $280,000 arising from the taxable transactions identified in Notes k and l at the Company’s effective tax rate.

n)	Under the two-class method, 96.58% of the undistributed earnings were allocated to the Company Preferred Stock, and 3.42% were allocated to the Company Common Stock based upon the relative number of each type of stock to the total of the combined stock on a post conversion basis, because the Company Preferred Stock participates in earnings on a one-to-one basis with Company Common Stock, as if this stock had been converted. Thus, the Company Preferred Stock was allocated $2,652,000 of undistributed earnings, calculated as follows:

113,960.90289	Company Preferred Stock
2,666.66667	Conversion rate

303,895,741	Converted Company Common Stock
10,770,083	Company Common Stock

314,665,824	Total Company Common Stock
96.58%	Percent allocable to Converted Company Common Stock

$2,652,000	UEL to Converted Company Common Stock

3.42%	Percent allocable to Company Common Stock

$94,000	UEL to Company Common Stock

o)	113,960.90289 shares of Company Preferred Stock represents the sum of 95,960.90289 shares issued to the three shareholders of The W Group as part of the exchange for all of their stock in The W Group in the Reverse Merger, plus the 18,000 shares of Company Preferred Stock issued in the Private Placement.

p)	10,770,083 shares of Company Common Stock represents the 10,000,0000 shares issued to the three shareholders of The W Group as part of the exchange for all of their stock in The W Group in the Reverse Merger; plus, the 770,083 remaining shares of Company Common Stock of Format, Inc., after the repurchase of 3,000,000 shares from its former director and officer, Ryan Neely and his wife, Michelle Neely.

q)	See post-Reverse Split earnings per share calculation which follows.

3.	Pro Forma Net Income(Loss) Per Share

The Company computes earnings per share by applying the guidance stated in ASC 260, Earnings per Share, to determine the net income (loss) available per share of its common stock. Pro forma earnings per share is calculated as if the Reverse Merger had occurred as of January 1, 2010, using the two-class method before taking into account the Reverse Split, because the convertible preferred shares participate in any undistributed earnings with the common shareholders. Upon the Reverse Split, the shares of Company Preferred Stock automatically convert to shares of Company Common Stock, as such, the pro forma net income (loss) per share is then calculated under the standard method, as consolidated net income available to common shareholders divided by the weighted average shares of Company Common Stock of Format, Inc. (the legal acquirer) immediately after the Reverse Split, which is also presumed to have occurred as of January 1. 2010. Diluted earnings per share, under both methods, is calculated by evaluating the dilutive effect of potential shares of Company Common Stock issuable per the terms of the Private Placement Warrants and the Roth Warrant.

Series A Convertible Preferred Stock

The Company Preferred Stock is convertible at the option of the holder at any time, subject to limitation based upon the shareholder’s proportion of the available shares for conversion, and will automatically convert to common shares upon effectiveness of the Reverse Split at a conversion price of $12.00 per share ($0.375 pre-Reverse Split). The conversion of all the preferred shares could be considered contingent upon a substantive event other than market price triggers, which, per ASC 260-10-45-43, requires that the converted shares not be included in diluted EPS until such time that the contingency, (in this case, shareholder approval of the Reverse Split) has been met. However, approval of the Reverse Split is controlled by the majority shareholders of the Company, who have agreed to vote in favor of the Reverse Split pursuant to voting agreements entered into in connection with the Reverse Merger and the Private Placement, and have therefore substantially resolved the contingency. Accordingly, all shares of Company Preferred Stock have been evaluated for their dilutive effect in the calculation of pro forma diluted EPS.

The Company Preferred Stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of Company Common Stock at a price below the then-current conversion price of the Company Preferred Stock, subject to specified exceptions, the conversion price of the Company Preferred Stock shall be reduced to the effective price of Company Common Stock so issued (or deemed to be issued).

The Purchase Agreement also contains the following provision, which may be deemed to be a form of anti-dilution protection. If prior to the earlier of (1) the second anniversary of the date on which the initial Registration Statement is declared effective, as described previously in this document and (2) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, the Company issues equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below a pre-determined effective price per share (“Reset Price”), the Company will have to issue to each investor in the Private Placement (1) additional shares of Company Common Stock so that after giving effect to such issuance, the effective price per share of Company Common Stock acquired by such investors in the Private Placement will be equal to the Reset Price and (2) additional Private Placement Warrants covering a number of shares of Company Common Stock equal to 50% of the shares of Company Common Stock issued pursuant to clause (1) above. This event of market-based contingency does not exist until the Company issues securities in an offering resulting in a price below the Reset Price upon the terms set forth in the Purchase Agreement. Management’s discretion in this matter, and the inability to determine the variable number of additional common shares to be issued, makes the adjustment for these potential shares indeterminable until such events occur. Thus, such potential shares are not considered in the diluted EPS calculation.

Lastly, the Company Preferred Stock grants voting rights and participation rights to dividends on par with Company Common Stock, with 2% preference dividends payable should the Reverse Split not be effective within 120 days after the Private Placement. Because the Company Preferred Stock participates in undistributed earnings with Company Common Stock, it is considered as a participating security under ASC 260-10-45 until such conversion occurs. Accordingly, the Company will apply the two-class method to calculate per share amounts for distributed and undistributed earnings available to each class of stock.

Private Placement Warrants

For each share of Company Common Stock issuable upon conversion of shares of Company Preferred Stock purchased by investors in the Private Placement, investors in the Private Placement received warrants to acquire one-half share of the Company’s common stock at an exercise price of $0.40625 per share ($13.00 per share post-Reverse Split). An aggregate total of 24,000,000 shares (750,000 shares post-Reverse Split) can be initially purchased upon exercise of the Private Placement Warrants, but the Private Placement Warrants are not exercisable before the effective date of the Reverse Split, which the majority shareholders have agreed to vote in favor of pursuant to voting agreements. The Private Placement Warrants are subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of Company Common Stock at a price below the then-current exercise price of the Private Placement Warrants, subject to specified exceptions, the exercise price of the Private Placement Warrants shall be reduced to the effective price of Company Common Stock so issued (or deemed to be issued). The treasury stock method has been applied to determine the number of treasury shares assumed to be purchased from the proceeds of warrant exercises, with any residual shares representing the incremental shares of Company Common Stock to be issued and included in diluted EPS. The average market price of the Company Common Stock during the reporting period is used to approximate the number of treasury shares repurchased from the proceeds of an assumed warrant exercise. Since the Company Common Stock was not actively traded during 2010, a recent valuation performed by independent consultants has been utilized and assumed to have remained the same throughout the year. The appraised fair value of $10.08 per common share results in an excess number of treasury shares purchased over the number of shares issued upon exercise of the Private Placement Warrants at $13.00 per share; thus, the Private Placement Warrants were not considered dilutive securities.

Roth Warrant

A warrant representing the right to purchase initially 3,360,000 shares of Company Common Stock at an initial exercise price of $0.4125 per share ($13.20 per share post-Reverse Split) was issued to Roth Capital Partners, LLC in their capacity as placement agent in the Private Placement. The Roth Warrant is not exercisable before the effective date of the Reverse Split, and thereafter, is exercisable immediately, and has been evaluated for its potentially dilutive effect using the treasury stock method. An excess number of treasury shares could be purchased with the proceeds from exercise of the Roth Warrant, resulting in exclusion of the Roth Warrant from diluted EPS.

Following is the calculation of earnings per common share utilizing the two class method without effect to the Reverse Split:

(Amounts in thousands, except per share data)
Net income		$2,746
Less dividends paid:
Preferred	$—
Common	—

Undistributed earnings for the year ended December 31, 2010		$2,746

Allocation of undistributed earnings (Basic and diluted per-share amounts):

	Preferred Stock	Common Stock
Distributed earnings	$—	$—
Undistributed earnings	23.27	0.01

Totals	$23.27	$0.01

Anti-dilutive potential common shares excluded from the diluted earnings per share computation:

Roth Warrant: 3,360,000 shares of Company Common Stock pre-Reverse Split; 105,000 shares post Reverse Split; exercise price $13.20 post-Reverse Split; average share price $10.08

Private Placement Warrants: 24,000,000 shares of Company Common Stock pre-Reverse Split; 750,000 shares post-Reverse Split; exercise price $13.00 post-Reverse Split; average share price $10.08

On a post-Reverse Split basis, the Company Preferred Stock will no longer exist, and with no other participating securities, the standard EPS calculation would apply.

Because the preferred shares are convertible automatically upon the effectiveness of the Reverse Split, which is substantially imminent, the preferred shares are substantively equivalent to common shares on a post-Reverse Split basis, and are included as such in the basic earnings per share calculation on this basis.

Following is the calculation of earnings per share on a post Reverse Split basis:

(In thousands, except per share amounts)	Year ended December 31, 2010

Post-Reverse Split

Numerator:

Net income (loss) available to common shareholders	$2,746

Denominator:

Weighted-average common shares outstanding used for basic earnings per share:

Shares originally issued as common	336,565

Shares automatically converted to common	9,496,742

Weighted average common shares outstanding	9,833,307

Basic Earnings per Share	$0.28

Effect of dilutive securities:

Outstanding private placement warrants	—

Outstanding Roth warrant	—

Weighted-average common and potential common shares outstanding for diluted earnings per share	9,833,307

Diluted Earnings per Share	$0.28